UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2022
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

434 W. Ascension Way	84123
6th Floor
Murray
Utah
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 14, 2022, the Human Capital Committee of the board of directors of R1 RCM Inc. (the “Company”) approved new forms of award agreements for grants of performance-based restricted stock units (the “PBRSUs”) for (i) “standard” awards (the “Standard PBRSU Award Agreement”) and (ii) “pull-forward” awards (the “PBRSU Award Agreement (Pull-forward)”) under the R1 RCM Inc. Third Amended and Restated 2010 Stock Incentive Plan (the “Plan”).

PBRSUs granted pursuant to the Standard PBRSU Award Agreement, if any, will be subject to both a time-based vesting condition and a performance-based vesting condition. The time-based vesting condition will be satisfied on the earlier of a date specified in the Standard PBRSU Award Agreement and the date of a qualifying change of control (the “Performance Measurement Date”), subject to the recipient not having ceased to perform services for the Company (other than in the case of a Good Leaver Termination (as defined in the Standard PBRSU Award Agreement)). The performance-based vesting condition will be satisfied based upon achievement by the Company of certain Cumulative Adjusted EBITDA, End-to-End RCM Agreement Growth, and Modular Sales Revenue targets, as such terms are defined in the Standard PBRSU Award Agreement, measured at the Performance Measurement Date. The number of shares of the Company’s common stock earned will be based upon the level of achievement of the performance-based vesting condition, and may be below the target number of shares or above the target number of shares subject to the PBRSUs, depending on the levels of performance, with interpolation between the specified threshold and target, and target and maximum, levels of performance. If a recipient ceases to perform services for the Company for any reason (other than in the case of a Good Leaver Termination), all PBRSUs granted to such recipient that are unvested will be forfeited. In the case of a Good Leaver Termination that occurs before the Performance Measurement Date, provided that the recipient executes and does not revoke a general release of all employment and compensation related claims on such form of release provided by the Company, the time-based vesting condition will be deemed satisfied for a prorated number of PBRSUs based on the number of days in the Performance Period (as defined in the Standard PBRSU Award Agreement) from the grant date to the date of such Good Leaver Termination, with the performance-based vesting condition measured as of the Performance Measurement Date based on actual performance.

PBRSUs granted pursuant to the PBRSU Award Agreement (Pull-forward), if any, will be granted on substantially the same terms as under the Standard PBRSU Award Agreement, except that the time-based vesting condition will be satisfied in three equal installments on each of the Performance Measurement Date, the 12-month anniversary of the Performance Measurement Date, and the 24-month anniversary of the Performance Measurement Date (each, a “Time Vesting Date”), subject to the recipient not having ceased to perform services for the Company (other than in the case of a Good Leaver Termination (as defined in the PBRSU Award Agreement (Pull-forward))). In the case of a Good Leaver Termination that occurs before the last Time Vesting Date, provided that the recipient executes and does not revoke a general release of all employment and compensation related claims on such form of release provided by the Company, the time-based vesting condition will be deemed satisfied for a number of PBRSUs such that the cumulative number of PBRSUs for which the time-based condition has been satisfied is equal to a fraction, the numerator of which is the number of days from the grant date to the date of the Good Leaver Termination and the denominator of which is the number of days from the grant date to the last Time Vesting Date, with the performance-based vesting condition measured as of the Performance Measurement Date based on actual performance.

The foregoing description is qualified in its entirety by reference to the Plan, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on May 21, 2021 and is incorporated by reference herein; the form of Standard PBRSU Award Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein; and the form of PBRSU Award Agreement (Pull-forward), a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibit Number	Description
	10.1	Form of Grant of Performance Based Restricted Stock Unit Awards under the R1 RCM Inc. Third Amended and Restated 2010 Stock Incentive Plan
	10.2	Form of Grant of Performance Based Restricted Stock Unit Awards (Pull-forward) under the R1 RCM Inc. Third Amended and Restated 2010 Stock Incentive Plan
	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R1 RCM INC.

Date: June 14, 2022

By: /s/ Rachel Wilson
Name: Rachel Wilson
Title: Chief Financial Officer